X  PLEASE MARK VOTES                                For all
     AS IN THIS EXAMPLE        For ____  Withhold ____ Except ____

 1.  Election As Directors Of:

    Leo O'Brien, Jr., Benjamin F. Schweyer
     and Robert A. Skiff, Ph.D.

     If you do not wish your shares voted "FOR" a particular nominee, mark the "FOR ALL EXCEPT" box and strike a line through that nominee's name. Your shares shall be voted for the remaining nominees.

 2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

RECORD DATE SHARES:


Please be sure to sign and date this Proxy.

Date:


Shareholder Sign here                      Co-owner sign here

Mark box at right if comments or address change have
been noted on the reverse side of this card.               ____

DETACH CARD

                       MERCHANTS BANCSHARES, INC.

Dear Shareholder:

Please take note of the important information enclosed with this Proxy Ballot. There is an issue related to the management and operation of your Company that requires your immediate attention and approval. It is discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the box on the proxy cared to indicate how your shares shall be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Shareholders, April 30, 1996.

Thank you in advance for your prompt consideration of these matters.

Sincerely,



Merchants Bancshares, Inc.



                             PROXY
                     MERCHANTS BANCSHARES, INC.
                         123 CHURCH ST.
                      BURLINGTON, VT 05401

The undersigned hereby appoints R.H. WADHAMS; M.W. BREEN AND R.P. ARNOLD as proxies, each with the poser to appoint his/her substitute, and hereby authorizes them to represent and to vote as designated on this card, all of the Merchants Bancshares, Inc. common shares, including reinvestment shares, if any, held by the undersigned on March 15, 1996, the record date for the annual meeting of shareholders to be held at the Sheraton Burlington Hotel and Conference Center, 870 Williston Road, South Burlington, Vermont on April 30, 1996 at 10:00 a.m., local time and at any adjournment thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. WHEN PROPERLY EXECUTED, IT WILL BE VOTED FOR ITEM #1 UNLESS CONTRARY INSTRUCTIONS ARE INDICATED.

PLEASE VOTE AND SIGN ON OTHER SIDE AND RETURN PROMPTLY IN ENCLOSED ENVELOPE.

Please sign this Proxy exactly as your name appears on the books of the Corporation. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

HAS YOUR ADDRESS CHANGED?                DO YOU HAVE ANY COMMENTS?

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